Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraft.com	ir@kraft.com

KRAFT FOODS REPORTS STRONG SECOND QUARTER EARNINGS

•	Net revenues grew 25.3% to $12.3 billion; Combined Organic Net Revenues[1] grew 2.2%

•	Diluted EPS was $0.53; Operating EPS[1] was $0.60, up 13.2%

•	Synergy target increased to at least $750 million from at least $675 million

•	Company confirmed 2010 Operating EPS guidance of at least $2.00 and adjusted Combined Organic Net Revenue[1] growth to a range of 3-4%

NORTHFIELD, Ill. – Aug. 5, 2010 – Kraft Foods Inc. (NYSE: KFT) today reported strong second quarter 2010 earnings that reflected increased gross profit margins and significant brand-building investments in every geography.

“We delivered strong earnings in the quarter and the first half of the year, despite difficult conditions in many markets that tempered top-line growth,” said Irene Rosenfeld, Chairman and CEO. “We’re making excellent progress on the Cadbury integration and expect to realize even greater synergies. In light of our strong earnings momentum, we will reinvest our 2010 upside to build our brands and to harmonize business practices. We will deliver at least $2.00 of Operating EPS this year while building a stronger foundation to achieve top-tier growth in 2011.”

•

Net revenues in the second quarter increased 25.3 percent to $12.3 billion, including a favorable impact of 22.8 percentage points from the Cadbury acquisition, 0.8 percentage points from currency and a negative 0.3 percentage point impact from divestitures.

Combined Organic Net Revenues grew 2.2 percent, reflecting 2.0 percent organic net revenue1 growth from Kraft Foods’ base business and 3.3 percent organic net revenue

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

growth from Cadbury. Kraft Foods’ base business growth was driven by 2.2 percentage points from volume/mix gains, partially offset by a negative 0.2 percentage points from pricing.

•

Operating income increased 16.8 percent to $1,701 million, including a favorable impact of 17.8 percentage points from Cadbury’s operations, partially offset by a negative 11.0 percentage point impact from integration program[2] and acquisition-related[3] costs. Currency had a negative impact of 0.6 percentage points. Excluding these factors, Kraft Foods’ base business operating income[1] increased 10.6 percent reflecting volume/mix gains and productivity improvements, partially offset by higher raw material costs and increased advertising.

Operating income margin1 declined 100 basis points year-over-year to 13.9 percent, including a negative 130 basis point impact due to integration program2 and acquisition-related3 costs.

Kraft Foods’ base business operating income margin1 expanded to 16.0 percent. The improvement was driven primarily by volume/mix gains and productivity improvements, partially offset by higher raw material costs and increased advertising.

•	The tax rate was 25.6 percent and reflected the timing of discrete items, including the settlement of tax audits.

•	Diluted earnings per share were $0.53, including a negative impact of $0.07 related to integration program and acquisition-related costs.

Operating EPS1 in the second quarter was $0.60, up 13.2 percent, primarily driven by $0.08 of operating gains from Kraft Foods’ base business.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
[3]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.

Q2 2009 Diluted EPS	$0.56

Earnings from Discontinued Operations	(0.03)

Q2 2009 Diluted EPS from Continuing Operations	$0.53

Operating Gains – Kraft Foods’ Base Business	0.08
Change in Unrealized Gains/Losses from Hedging Activities	(0.01)

Cadbury Operating Earnings	0.11

Higher Interest Expense	(0.06)
Change in Shares Outstanding	(0.08)
Changes in Taxes	0.03

Q2 2010 Operating EPS[1]	$0.60

Integration Program Costs	(0.06)
Acquisition-Related Costs	(0.01)

Q2 2010 Diluted EPS	$0.53

Kraft Foods North America

Net revenues increased 6.3 percent, including a 6.9 percentage point impact from the Cadbury acquisition and a favorable 1.6 percentage point impact from currency.

Combined Organic Net Revenues1 declined 1.3 percent reflecting a 1.9 percent decline in organic net revenue1 from Kraft Foods’ base business and 7.5 percent organic net revenue growth from Cadbury.

Kraft Foods’ base business performance was affected by a 2.0 percentage point decline in volume/mix and essentially flat price levels, reflecting the following factors:

•	A continued weak consumer environment

•	Reduced merchandising by a key customer in the United States

•	Aggressive promotional activity by competitors in several U.S. categories, particularly in cheese, salad dressings and biscuits

•	A negative impact of approximately one-half percentage point from the shift of Easter-related shipments into first quarter 2010

These factors offset the benefits of investments in marketing and innovation that drove solid growth in base consumption in key brands, including: Ritz and Triscuit crackers; Oreo cookies; Capri Sun ready-to-drink beverages; Kool-Aid powdered beverages; Philadelphia cream cheese; Oscar Mayer bacon and Jell-O ready-to-eat desserts.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Cadbury growth reflected strong gains from successful new product launches of Trident Layers, Stride Shift and Dentyne Pure gum.

Segment operating income grew 11.0 percent including favorable impacts of 8.1 percentage points from the Cadbury acquisition, net of integration program costs, and 1.4 percentage points from currency. Excluding these factors, the increase in operating income reflected productivity savings and lower overheads, partially offset by the impact of lower volume/mix, higher raw material costs and increased investments in advertising.

Kraft Foods Europe

Net revenues increased 34.1 percent, including a 31.8 percentage point impact from the Cadbury acquisition and a negative 2.6 percentage point impact from currency.

Combined Organic Net Revenues1 increased 3.9 percent reflecting Kraft Foods’ base business organic net revenue1 growth of 5.2 percent and flat organic net revenues from Cadbury. Combined Organic Net Revenue growth benefitted by approximately one percentage point from the favorable impact of an accounting calendar change for certain biscuits operations, net of a negative impact from the shift of Easter-related shipments into first quarter 2010.

Kraft Foods’ base business growth was broad-based and driven by volume/mix gains across all categories. Volume/mix growth of 7.9 percentage points was partially offset by a negative 2.7 percentage point impact from net price reductions. The accounting calendar change for certain biscuit operations added 2.5 percentage points to the growth rate, but was partially offset by an unfavorable 0.7 percentage point impact from earlier Easter-related shipments.

Net revenues for the priority brands in Kraft Foods’ base business collectively increased more than 8 percent, driving solid growth in each category.

•

Chocolate grew low-single digits due to volume/mix gains, partially offset by lower price levels. Strong in-store marketing activities and continued momentum drove growth in Milka, Freia, Marabou and Toblerone.

•	Coffee grew low-single digits, driven by volume/mix gains behind Jacobs. Marketing investments and the launch of the product into Spain drove double-digit revenue growth of Tassimo.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

•	Cheese grew mid-single digits due to volume/mix gains, partially offset by lower price levels. The continued success of new packaging and marketing drove strong growth of Philadelphia.

•

Biscuits grew double-digits due to volume/mix gains and the accounting calendar change. Robust marketing support behind priority brands as well as successful launches in new geographies, including Côte D’Or in Belgium and Oreo in France, drove base business growth.

Cadbury revenue was flat in the quarter versus the prior year. Solid growth in Britain and France was offset by weak economic conditions in Southern Europe, especially in Spain and Greece, as well as the unfavorable impact of approximately one percentage point from earlier shipments of Easter products into the first quarter.

Segment operating income grew 61.1 percent including favorable impacts of 35.6 percentage points from the Cadbury acquisition, net of integration program costs, and 0.4 percentage points from currency. Excluding these factors, the increase was driven by gains from volume/mix growth across all categories, lower spending on cost savings initiatives and lower overhead costs. These gains were partially offset by lower pricing net of costs and an increase in advertising.

Kraft Foods Developing Markets

Net revenues increased 73.4 percent, including a 61.4 percentage point impact from the Cadbury acquisition and a favorable 1.9 percentage point impact from currency.

Combined Organic Net Revenues1 increased 8.1 percent reflecting Kraft Foods’ base business organic net revenue1 growth of 10.4 percent and Cadbury organic net revenue growth of 4.0 percent. Combined Organic Net Revenue growth benefitted by approximately one-half percentage point from the favorable impact of an accounting calendar change for certain operations in Asia Pacific.

Kraft Foods’ base business growth was driven by 8.7 percentage points from volume/mix gains and 1.7 percentage points from higher price levels. The accounting calendar change for certain operations in Asia Pacific added approximately one percentage point to the growth rate. Kraft Foods’ base business priority brands collectively grew more than 17 percent.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

•

In Latin America, organic revenues grew double-digits due to strong volume/mix gains and higher pricing. Priority brands collectively grew nearly 20 percent, led by Tang powdered beverages and Oreo cookies.

•

In Asia Pacific, organic revenues grew double-digits due to strong volume/mix gains, particularly in China, Australia and the Philippines, and included the benefit of the accounting calendar change for certain operations. Priority brands collectively grew nearly 30 percent, led by Oreo cookies and Tang powdered beverages.

•

Central and Eastern Europe, Middle East & Africa grew mid-single digits despite weak economic conditions and soft category trends, particularly in Russia, Central Europe and Southeast Europe. Share gains in key markets and categories offset market weakness. Priority brands collectively grew 9 percent, including strong growth of Jacobs coffee.

Cadbury growth reflected gains in gum across Latin America and chocolate in Asia, particularly India, which were partially offset by soft gum category trends in Japan, South Africa and Mexico.

Segment operating income grew 69.6 percent including a positive impact of 53.4 percentage points from the Cadbury acquisition, net of integration program costs, and a negative 9.9 percentage point impact from currency. Excluding these factors, the increase primarily reflected strong gains from volume/mix growth that were partially offset by higher marketing investments and overhead costs to support future growth.

OUTLOOK

Kraft Foods adjusted its forecast for 2010 Combined Organic Net Revenue growth to a range of 3 to 4 percent from prior guidance of at least 4 percent. The change in outlook reflects the normalizing of Cadbury’s trade inventory practices as well as an aggressive promotional environment in certain U.S. categories.

The company also confirmed its guidance for 2010 operating earnings per share of at least $2.00. This guidance reflects the combination of stronger-than-expected year-to-date profit performance and greater-than-anticipated synergies from the integration of Cadbury, offset by investments in brand-building activities and additional actions that will drive top-tier growth.

The company also increased its estimate of total cost synergies expected from the integration of Cadbury to at least $750 million from at least $675 million, and made a commensurate adjustment to the total costs of the integration program to approximately $1.5 billion from $1.3 billion.

CONFERENCE CALL

Kraft Foods will host a conference call for investors with accompanying slides to review its results at 5 p.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s web site.

ABOUT KRAFT FOODS

Kraft Foods is building a global snacks powerhouse and an unrivaled portfolio of brands people love. With annual revenues of approximately $48 billion, the company is the world’s second largest food company, making delicious products for billions of consumers in approximately 170 countries. The portfolio includes 11 iconic brands with revenues exceeding $1 billion – Oreo, Nabisco and LU biscuits; Milka and Cadbury chocolates; Trident gum; Jacobs and Maxwell House coffees; Philadelphia cream cheeses; Kraft cheeses, dinners and dressings; and Oscar Mayer meats. Approximately 70 brands generate annual revenues of more than $100 million. Kraft Foods (www.kraftfoodscompany.com; NYSE: KFT) is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect,” “goals,” “plans,” “believe,” “continue,” “may,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, statements regarding our expected synergy targets; our confirmation of 2010 Operating EPS; our adjustment to expected 2010 adjusted Combined Organic Net Revenue; we’re making excellent progress on the Cadbury integration and expect to realize even greater synergies; our plan to reinvest our 2010 upside to build our brands and to harmonize business practices; our plans for building a stronger foundation to achieve top-tier growth in 2011; and our Outlook, in particular, our belief that our change in outlook reflects the normalizing of Cadbury’s trade inventory practices and aggressive promotional environment in certain U.S. categories; our beliefs for confirming 2010 operating earnings per share; our intent regarding additional actions that will drive top-tier growth; and our adjustments to the total costs of the integration program. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of input costs, pricing actions, increased competition, risks from operating internationally, our indebtedness and our ability to pay our indebtedness, failure to realize the expected benefits of our combination with Cadbury, continued weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including the registration statement on Form S-4, as amended from time to time, filed by Kraft Foods in connection with the Cadbury offer, our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this slide presentation, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impact of acquisitions, divestitures and currency. The company uses organic net revenues and corresponding growth ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions and divestitures from net revenues.

To reflect the impacts of a significant business combination, as defined by SEC Regulation S-X, the company uses Combined Organic Net Revenues as a top-line measure. Accordingly, Combined Organic Net Revenues includes the impacts of significant acquisitions, and excludes the impacts of other acquisitions, divestitures and currency. The company uses Combined Organic Net Revenues and corresponding growth ratios to reflect the organic growth rates for Kraft Foods’ base business and Cadbury. On a year-to-date basis, the organic growth rate of Cadbury reflects growth from the date of acquisition, or February 2, 2010, through the end of the second quarter. Similar to organic net revenues, management believes Combined Organic Net Revenues better reflects revenues on a going-forward basis of the combined business.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods excluding costs related to: the integration program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; and the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency; certain impacts related to the Cadbury acquisition; other one-time impacts; and divestitures from earnings per share.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and six months ended June 30, 2010 and 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2010	2009 (As Revised) (1)	% Change Fav / (Unfav)
Net revenues	$12,253	$9,781	25.3%

Cost of sales	7,559	6,269	(20.6)%

Gross profit	4,694	3,512	33.7%
Gross profit margin	38.3%	35.9%

Marketing, administration and research costs	2,933	2,062	(42.2)%

Asset impairment and exit costs	—	(26)	(100.0)%

(Gains) / losses on divestitures, net	—	17	100.0%

Amortization of intangibles	60	3	(100.0+ )%

Operating income	1,701	1,456	16.8%
Operating income margin	13.9%	14.9%

Interest and other expense, net	439	312	(40.7)%

Earnings from continuing operations before income taxes	1,262	1,144	10.3%

Provision for income taxes	323	363	11.0%
Effective tax rate	25.6%	31.7%

Earnings from continuing operations	$939	$781	20.2%

Earnings from discontinued operations, net of income taxes	—	48	(100.0)%

Net earnings	$939	$829	13.3%

Noncontrolling interest	2	2	—

Net earnings attributable to Kraft Foods	$937	$827	13.3%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.54	$0.53	1.9%
- Discontinued operations	—	0.03	(100.0)%

- Net earnings attributable to Kraft Foods	$0.54	$0.56	(3.6)%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.53	$0.53	—
- Discontinued operations	—	0.03	(100.0)%

- Net earnings attributable to Kraft Foods	$0.53	$0.56	(5.4)%

Average shares outstanding:
Basic	1,747	1,478	(18.2)%
Diluted	1,752	1,484	(18.1)%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues to Organic Net Revenues

For the Three Months Ended June 30,

($ in millions) (Unaudited)

						Add back:				% Change
	As Reported (GAAP)	Impact of Divestitures	Impact of Acquisitions	Impact of Currency	Base Kraft Foods Organic (Non-GAAP)	Impact of Acquisitions - Cadbury (1)	Impact of Currency - Cadbury (1)	Cadbury Organic (Non-GAAP) (1)	Combined Organic (Non-GAAP)	As Reported (GAAP)	Base Kraft Foods Organic (Non-GAAP) (2)	Cadbury Organic (Non-GAAP) (1)	Combined Organic (Non-GAAP)
2010
U.S. Beverages	$886	$—	$—	$—	$886	$—	$—	$—	$886	6.0%	6.0%	—	6.0%
U.S. Cheese	797	—	—	—	797	—	—	—	797	(10.1)%	(10.1)%	—	(10.1)%
U.S. Convenient Meals	839	—	—	—	839	—	—	—	839	1.6%	1.6%	—	1.6%
U.S. Grocery	923	—	—	—	923	—	—	—	923	(5.1)%	(5.1)%	—	(5.1)%
U.S. Snacks	1,516	—	(299)	—	1,217	299	—	299	1,516	17.7%	(4.4)%	9.5%	(1.9)%
Canada & N.A. Foodservice	1,200	—	(100)	(88)	1,012	100	(11)	89	1,101	21.7%	2.6%	1.1%	2.5%

Kraft Foods North America	$6,161	$—	$(399)	$(88)	$5,674	$399	$(11)	$388	$6,062	6.3%	(1.9)%	7.5%	(1.3)%

Kraft Foods Europe	2,793	—	(662)	52	2,183	662	34	696	2,879	34.1%	5.2%	0.0%	3.9%
Kraft Foods Developing Markets	3,299	—	(1,168)	(37)	2,094	1,168	(77)	1,091	3,185	73.4%	10.4%	4.0%	8.1%

Kraft Foods	$12,253	$—	$(2,229)	$(73)	$9,951	$2,229	$(54)	$2,175	$12,126	25.3%	2.0%	3.3%	2.2%

2009 (As Revised) (3)
U.S. Beverages	$836	$—	$—	$—	$836	$—	$—	$—	$836
U.S. Cheese	887	—	—	—	887	—	—	—	887
U.S. Convenient Meals	826	—	—	—	826	—	—	—	826
U.S. Grocery	973	—	—	—	973	—	—	—	973
U.S. Snacks	1,288	(15)	—	—	1,273	273	—	273	1,546
Canada & N.A. Foodservice	986	—	—	—	986	88	—	88	1,074

Kraft Foods North America	$5,796	$(15)	$—	$—	$5,781	$361	$—	$361	$6,142

Kraft Foods Europe	2,083	(7)	—	—	2,076	696	—	696	2,772
Kraft Foods Developing Markets	1,902	(5)	—	—	1,897	1,049	—	1,049	2,946

Kraft Foods	$9,781	$(27)	$—	$—	$9,754	$2,106	$—	$2,106	$11,860

(1)	Kraft Foods acquired Cadbury plc on February 2, 2010. Cadbury data, shown above, is for Q2 2010 and 2009, adjusted from IFRS to U.S. GAAP and translated to US$ from local countries’ currencies. Cadbury 2009 data is presented on a combined company, pro forma basis.
(2)	Base Kraft Foods Organic Revenue Growth (Non-GAAP) drivers were as follows:

	Organic Growth Drivers
	Vol /Mix		Price
2010 - Base Kraft Foods Organic
U.S. Beverages	6.3	pp	(0.3	)pp
U.S. Cheese	(11.8)		1.7
U.S. Convenient Meals	2.5		(0.9)
U.S. Grocery	(6.2)		1.1
U.S. Snacks	(3.5)		(0.9)
Canada & N.A. Foodservice	2.5		0.1

Kraft Foods North America	(2.0)		0.1

Kraft Foods Europe	7.9		(2.7)
Kraft Foods Developing Markets	8.7		1.7

Kraft Foods	2.2	pp	(0.2	)pp

(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended June 30,

($ in millions) (Unaudited)

		2009 Impacts		2010 Impacts
	2009 Operating Income - As Revised (1) (GAAP)	(Gain)/Loss on Divestitures	Asset Impairment & Exit Costs (2)	Impact of Acquisitions	Acquisition- Related Costs (3)	Integration Program Costs (4)	Impact of Currency	Impact of Divestitures	Operations	2010 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$148	$—	$—	$—	$—	$—	$—	$—	$30	$178	20.3%
U.S. Cheese	166	—	—	—	—	—	—	—	(30)	136	(18.1)%
U.S. Convenient Meals	84	—	—	—	—	—	—	—	17	101	20.2%
U.S. Grocery	339	—	—	—	—	—	—	—	18	357	5.3%
U.S. Snacks	205	—	—	72	—	(5)	—	(5)	(27)	240	17.1%
Canada & N.A. Foodservice	127	—	—	22	—	(2)	15	—	13	175	37.8%

Kraft Foods North America	$1,069	$—	$—	$94	$—	$(7)	$15	$(5)	$21	$1,187	11.0%
Kraft Foods Europe	208	17	(26)	107	—	(33)	1	(2)	63	335	61.1%
Kraft Foods Developing Markets	253	—	—	166	1	(32)	(25)	—	66	429	69.6%
Unrealized G/(L) on Hedging Activities	34	—	—	—	—	—	—	—	(12)	22
HQ Pension	(54)	—	—	—	—	—	—	—	29	(25)
General Corporate Expenses	(51)	—	—	(51)	(12)	(77)	—	—	4	(187)
Amortization of Intangibles	(3)	—	—	(56)	—	—	—	—	(1)	(60)

Kraft Foods	$1,456	$17	$(26)	$260	$(11)	$(149)	$(9)	$(7)	$170	$1,701	16.8%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.
(2)	Includes $35 million reversal of 2008 Restructuring Program costs.
(3)	Acquisition-related costs include transaction advisory fees and the impact of the Cadbury inventory revaluation.
(4)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Operating Income Growth

Reconciliation of GAAP to Non-GAAP Information

For the Three Months Ended June 30,

(in millions) (Unaudited)

							% Growth
	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Cadbury Operating Income	Impact of Currency	Base Kraft Foods Organic (Non-GAAP)	As Reported (GAAP)	Base Kraft Foods Organic (Non-GAAP)
2010
Operating Income	$1,701	$149	$11	$(260)	$9	$1,610	16.8%	10.6%

2009 (As Revised) (3)
Operating Income	$1,456	—	—	—	—	$1,456

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees and the impact of the Cadbury inventory revaluation.
(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Operating Income Margin

Reconciliation of GAAP to Non-GAAP Information

For the Three Months Ended June 30, 2010

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Cadbury	Base Kraft Foods (Non-GAAP)
Net Revenues	$12,253	$—	$—	$(2,229)	$10,024

Operating Income	$1,701	$149	$11	$(260)	$1,601

Operating Income Margin	13.9%				16.0%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees and the impact of the Cadbury inventory revaluation.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Diluted Earnings Per Share to Operating EPS

Reconciliation of GAAP to Non-GAAP Information

For the Three Months Ended June 30,

(Unaudited)

	2009	2010				% Change
	As Revised (GAAP) (1)(2)	As Reported (GAAP)	Integration Program Costs (3)	Acquisition- Related Costs (4) and Financing Fees (5)	Operating (Non-GAAP)	As Reported (GAAP)	Operating (Non-GAAP)
Diluted EPS
- Continuing operations	$0.53	$0.53	$0.06	$0.01	$0.60	0.0%	13.2%
- Discontinued operations	0.03	—

- Net earnings attributable to Kraft Foods	$0.56	$0.53

(1)	As revised to reflect Frozen Pizza as a discontinued operation.
(2)	For 2009, Operating EPS equals Diluted EPS from continuing operations as there were no Integration Program costs, acquisition-related costs or financing fees incurred in the three months ended June 30, 2009.
(3)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(4)	Acquisition-related costs include transaction advisory fees and the impact of the Cadbury inventory revaluation.
(5)	Acquisition-related financing fees include hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.

Schedule 7

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Six Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2010	2009 (As Revised) (1)	% Change Fav / (Unfav)
Net revenues	$23,571	$18,760	25.6%

Cost of sales	14,788	12,148	(21.7)%

Gross profit	8,783	6,612	32.8%
Gross profit margin	37.3%	35.2%

Marketing, administration and research costs	5,783	3,981	(45.3)%

Asset impairment and exit costs	—	(26)	(100.0)%

(Gains) / losses on divestitures, net	—	17	100.0%

Amortization of intangibles	93	9	(100.0+ )%

Operating income	2,907	2,631	10.5%
Operating income margin	12.3%	14.0%

Interest and other expense, net	1,063	592	(79.6)%

Earnings from continuing operations before income taxes	1,844	2,039	(9.6)%

Provision for income taxes	656	655	(0.2)%
Effective tax rate	35.6%	32.1%

Earnings from continuing operations	$1,188	$1,384	(14.2)%

Earnings from discontinued operations, net of income taxes	48	107	(55.1)%

Gain on divestiture of discontinued operations, net of income taxes	1,596	—	100.0%

Net earnings	$2,832	$1,491	89.9%

Noncontrolling interest	12	4	(100.0+ )%

Net earnings attributable to Kraft Foods	$2,820	$1,487	89.6%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.70	$0.93	(24.7)%
- Discontinued operations	0.98	0.08	100.0+ %

- Net earnings attributable to Kraft Foods	$1.68	$1.01	66.3%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.70	$0.93	(24.7)%
- Discontinued operations	0.97	0.07	100.0+ %

- Net earnings attributable to Kraft Foods	$1.67	$1.00	67.0%

Average shares outstanding:
Basic	1,681	1,476	(13.9)%
Diluted	1,686	1,484	(13.6)%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 8

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues to Organic Net Revenues

For the Six Months Ended June 30,

($ in millions) (Unaudited)

						Add back:				% Change
	As Reported (GAAP)	Impact of Divestitures	Impact of Acquisitions	Impact of Currency	Base Kraft Foods Organic (Non- GAAP)	Impact of Acquisitions - Cadbury (1)	Impact of Currency - Cadbury (1)	Cadbury Organic (Non- GAAP) (1)	Combined Organic (Non- GAAP)	As Reported (GAAP)	Base Kraft Foods Organic (Non- GAAP) (2)	Cadbury Organic (Non- GAAP) (1)	Combined Organic (Non- GAAP)
2010
U.S. Beverages	$1,707	$—	$—	$—	$1,707	$—	$—	$—	$1,707	5.4%	5.4%	—	5.4%
U.S. Cheese	1,642	—	—	—	1,642	—	—	—	1,642	(7.8)%	(7.8)%	—	(7.8)%
U.S. Convenient Meals	1,609	—	—	—	1,609	—	—	—	1,609	3.1%	3.1%	—	3.1%
U.S. Grocery	1,739	—	—	—	1,739	—	—	—	1,739	(2.9)%	(2.9)%	—	(2.9)%
U.S. Snacks	2,908	—	(478)	—	2,430	478	—	478	2,908	17.0%	(1.1)%	7.9%	0.2%
Canada & N.A. Foodservice	2,244	—	(167)	(186)	1,891	167	(23)	144	2,035	20.8%	1.8%	4.3%	2.0%

Kraft Foods North America	$11,849	$—	$(645)	$(186)	$11,018	$645	$(23)	$622	$11,640	6.8%	(0.5)%	7.1%	(0.1)%

Kraft Foods Europe	5,502	—	(1,251)	(99)	4,152	1,251	(3)	1,248	5,400	37.2%	3.9%	2.1%	3.5%
Kraft Foods Developing Markets	6,220	—	(2,026)	(170)	4,024	2,026	(197)	1,829	5,853	70.2%	10.5%	7.1%	9.4%

Kraft Foods	$23,571	$—	$(3,922)	$(455)	$19,194	$3,922	$(223)	$3,699	$22,893	25.6%	2.6%	5.4%	3.0%

2009 (As Revised) (3)
U.S. Beverages	$1,619	$—	$—	$—	$1,619	$—	$—	$—	$1,619
U.S. Cheese	1,781	—	—	—	1,781	—	—	—	1,781
U.S. Convenient Meals	1,561	—	—	—	1,561	—	—	—	1,561
U.S. Grocery	1,791	—	—	—	1,791	—	—	—	1,791
U.S. Snacks	2,485	(27)	—	—	2,458	443	—	443	2,901
Canada & N.A. Foodservice	1,858	—	—	—	1,858	138	—	138	1,996

Kraft Foods North America	$11,095	$(27)	$—	$—	$11,068	$581	$—	$581	$11,649

Kraft Foods Europe	4,011	(14)	—	—	3,997	1,222	—	1,222	5,219
Kraft Foods Developing Markets	3,654	(14)	—	—	3,640	1,708	—	1,708	5,348

Kraft Foods	$18,760	$(55)	$—	$—	$18,705	$3,511	$—	$3,511	$22,216

(1)	Kraft Foods acquired Cadbury plc on February 2, 2010. Cadbury data, shown above, is for February through June 2010 and 2009, adjusted from IFRS to U.S. GAAP and translated to US$ from local countries' currencies. Cadbury 2009 data is presented on a combined company, pro forma basis.
(2)	Base Kraft Foods Organic Revenue Growth (Non-GAAP) drivers were as follows:

	Organic Growth Drivers
	Vol /Mix		Price
2010 - Base Kraft Foods Organic
U.S. Beverages	5.2	pp	0.2	pp
U.S. Cheese	(7.0)		(0.8)
U.S. Convenient Meals	3.5		(0.4)
U.S. Grocery	(3.9)		1.0
U.S. Snacks	(0.2)		(0.9)
Canada & N.A. Foodservice	1.6		0.2

Kraft Foods North America	(0.3)		(0.2)

Kraft Foods Europe	6.4		(2.5)
Kraft Foods Developing Markets	7.3		3.2

Kraft Foods	2.6	pp	0.0	pp

(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 9

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Six Months Ended June 30,

($ in millions) (Unaudited)

		2009 Impacts		2010 Impacts
	2009 Operating Income - As Revised (1) (GAAP)	(Gain)/Loss on Divestitures	Asset Impairment & Exit Costs (2)	Impact of Acquisitions	Acquisition- Related Costs (3)	Integration Program Costs (4)	Impact of Currency	Impact of Divestitures	Operations	2010 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$310	$—	$—	$—	$—	$—	$—	$—	$40	$350	12.9%
U.S. Cheese	297	—	—	—	—	—	—	—	(27)	270	(9.1)%
U.S. Convenient Meals	145	—	—	—	—	—	—	—	40	185	27.6%
U.S. Grocery	601	—	—	—	—	—	—	—	42	643	7.0%
U.S. Snacks	334	—	—	114	(5)	(3)	—	(7)	14	447	33.8%
Canada & N.A. Foodservice	199	—	—	32	(2)	(3)	28	—	21	275	38.2%

Kraft Foods North America	$1,886	$—	$—	$146	$(7)	$(6)	$28	$(7)	$130	$2,170	15.1%
Kraft Foods Europe	354	17	(26)	195	(23)	(34)	22	(3)	122	624	76.3%
Kraft Foods Developing Markets	460	—	—	283	(25)	(32)	18	(1)	85	788	71.3%
Unrealized G/(L) on Hedging Activities	121	—	—	—	—	—	—	—	(137)	(16)
HQ Pension	(94)	—	—	—	—	—	—	—	13	(81)
General Corporate Expenses	(87)	—	—	(66)	(215)	(120)	—	—	3	(485)
Amortization of Intangibles	(9)	—	—	(85)	—	—	—	—	1	(93)

Kraft Foods	$2,631	$17	$(26)	$473	$(270)	$(192)	$68	$(11)	$217	$2,907	10.5%

(1)	As revised to reflect Frozen Pizza as a discontinued operation.
(2)	Includes $35 million reversal of 2008 Restructuring Program costs.
(3)	Acquisition-related costs include transaction advisory fees, UK stamp taxes and the impact of the Cadbury inventory revaluation.
(4)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

Schedule 10

Kraft Foods Inc. and Subsidiaries

Operating Income Growth

Reconciliation of GAAP to Non-GAAP Information

For the Six Months Ended June 30,

(in millions) (Unaudited)

							% Growth
	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Cadbury Operating Income	Impact of Currency	Base Kraft Foods Organic (Non-GAAP)	As Reported (GAAP)	Base Kraft Foods Organic (Non-GAAP)
2010
Operating Income	$2,907	$192	$270	$(473)	$(68)	$2,828	10.5%	7.5%

2009 (As Revised) (3)
Operating Income	$2,631	—	—	—	—	$2,631

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, UK stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	As revised to reflect Frozen Pizza as a discontinued operation.

Schedule 11

Kraft Foods Inc. and Subsidiaries

Operating Income Margin

Reconciliation of GAAP to Non-GAAP Information

For the Six Months Ended June 30, 2010

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition- Related Costs (2)	Cadbury	Base Kraft Foods (Non-GAAP)
Net Revenues	$23,571	$—	$—	$(3,922)	$19,649

Operating Income	$2,907	$192	$270	$(473)	$2,896

Operating Income Margin	12.3%				14.7%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, UK stamp taxes and the impact of the Cadbury inventory revaluation.

Schedule 12

Kraft Foods Inc. and Subsidiaries

Diluted Earnings Per Share to Operating EPS

Reconciliation of GAAP to Non-GAAP Information

For the Six Months Ended June 30,

(Unaudited)

	2009	2010					% Change
	As Revised (GAAP) (1)(2)	As Reported (GAAP)	Integration Program Costs (3)	Acquisition- Related Costs (4) and Financing Fees (5)	U.S. Health Care Legislation Impact on Deferred Taxes	Operating (Non-GAAP)	As Reported (GAAP)	Operating (Non-GAAP)
Diluted EPS
- Continuing operations	$0.93	$0.70	$0.08	$0.24	$0.08	$1.10	(24.7)%	18.3%
- Discontinued operations	0.07	0.97

- Net earnings attributable to Kraft Foods	$1.00	$1.67

(1)	As revised to reflect Frozen Pizza as a discontinued operation.
(2)	For 2009, Operating EPS equals Diluted EPS from continuing operations as there were no Integration Program costs, acquisition-related costs or financing fees incurred in the six months ended June 30, 2009.
(3)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(4)	Acquisition-related costs include transaction advisory fees, UK stamp taxes and the impact of the Cadbury inventory revaluation.
(5)	Acquisition-related financing fees include hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.

Schedule 13

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	June 30, 2010	December 31, 2009	June 30, 2009
ASSETS
Cash and cash equivalents	$2,854	$2,101	$1,731
Receivables, net	5,606	5,197	4,646
Inventories, net	5,167	3,775	4,011
Other current assets	1,624	1,381	1,300
Property, plant and equipment, net	13,047	10,693	10,224
Goodwill	36,439	28,764	28,225
Intangible assets, net	25,230	13,429	13,257
Other assets	1,623	1,374	1,260

TOTAL ASSETS	$91,590	$66,714	$64,654

LIABILITIES AND EQUITY
Short-term borrowings	$291	$453	$856
Current portion of long-term debt	636	513	759
Accounts payable	4,913	3,766	3,225
Other current liabilities	7,929	6,759	5,463
Long-term debt	29,103	18,024	18,610
Deferred income taxes	7,353	4,508	4,266
Accrued pension costs	2,466	1,765	2,209
Accrued postretirement health care costs	2,910	2,816	2,682
Other liabilities	2,630	2,138	2,204

TOTAL LIABILITIES	58,231	40,742	40,274

TOTAL EQUITY	33,359	25,972	24,380

TOTAL LIABILITIES AND EQUITY	$91,590	$66,714	$64,654